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                                                               Exhibit 10.10
                                                               -------------

                  AMENDMENT 2 TO THE REINSURANCE AGREEMENT
                                  BETWEEN
                NORTH AMERICA LIFE INSURANCE COMPANY OF TEXAS
                                    AND
                  MEMORIAL SERVICE LIFE INSURANCE COMPANY
                                    AND
                  LINCOLN MEMORIAL LIFE INSURANCE COMPANY
                                (Nalre9001)


The above described reinsurance agreement ("Reinsurance Agreement") is hereby amended in accordance with the terms and conditions contained herein.

1. 90% of all limited pay business reinsured under the Reinsurance Agreement is hereby recaptured by Lincoln Memorial Life and Memorial Service Life. Further, Article I(B) of the Reinsurance Agreement is hereby amended by changing the coinsurance percentage of all limited pay plans ceded under the Reinsurance Agreement to 10%. North America Life is hereby released from posting any reserve liabilities associated with the business being recaptured hereunder.

2. An initial settlement shall be calculated equal to the net amount of the monthly Reinsurance Settlements accumulated with interest from one month after the close of each reinsurance settlement month beginning with the effective date of the Reinsurance Agreement to the Effective Date of the Amendment at an annualized rate of 6%. The monthly Reinsurance Settlement is equal to the settlement for each month as defined in Article II(D)(2) of the Reinsurance Agreement as the settlement relates to the business being recaptured hereunder.

The amount due may be offset against the amount paid to Lincoln Memorial Life and Memorial Service Life by Hannover Life Reinsurance Company of America.
If such amount is offset and Hannover Life Reinsurance Company of America pays North America Life directly, then no amount shall be due or payable under this provision to North America Life.

3. Additionally, Lincoln Memorial Life and Memorial Service Life will pay North America Life monthly the following amounts: $1.00 per premium paying policy in force plus $.50 per non-premium paying policy in force plus the marketing fees according to the attached schedule as those fees apply to the business ceded to Hannover Life Reinsurance Company of America.

The amounts specified in this provision shall be paid in accordance with the following procedure:

(i) Within one (1) business day of Lincoln Memorial Life and Memorial Service Life's receipt of the monthly reinsurance settlement amount from Hannover Life Reinsurance Company of America ("Monthly Settlement Amount"), Lincoln Memorial Life and Memorial Service Life shall notify North America Life of such amount,

(ii) Lincoln Memorial Life and Memorial Service Life shall pay by wire transfer to North America Life the Monthly Settlement Amount upon receipt of a copy of wire transfer instructions from North America Life to its bank directing the wire transfer of all marketing fees owed by North America Life related to the production of the business reinsured hereunder within one (1)


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business day of receipt from Lincoln Memorial Life and Memorial Service Life of the Monthly Settlement Amount. Such wire instructions shall have no conditions attached except for the receipt of the Monthly Settlement Amount from Lincoln Memorial Life and Memorial Service Life.

(iii) The Settlement Terms of the Reinsurance Agreement applicable to the business reinsured to North America Life and not ceded to Hannover Life Reassurance Company of America (which excludes the Monthly Settlement Amount as defined in this Amendment with payment terms as defined above) and as found in Article II(D)(2) of the Reinsurance Agreement remains unchanged and in full force and effect.

4. At the request of North America Life, Lincoln Memorial Life and Memorial Service Life agree to execute documents required to terminate or amend the coinsurance percentage for new business written under the reinsurance agreement that Lincoln Memorial Life and Memorial Service Life are entering into with Hannover Life Reassurance Company of America effective on August 1, 2001; and, further, North America Life, Memorial Service Life and Lincoln Memorial Life agree to execute documents that simultaneously amends the Reinsurance Agreement to change the coinsurance percentage applicable to the limited pay business that would have been ceded to Hannover Life Reassurance Company of America so that business is ceded to North America Life.

Notwithstanding the above, no action is required of Lincoln Memorial Life or Memorial Service Life unless either North America Life or another mutually acceptable reinsurer agrees to reinsure the business that would have been ceded to Hannover Life Reassurance Company of America.

5. North America Life hereby represents and warrants that with the execution of this Amendment and with the execution of the referenced reinsurance agreement with Hannover Life Reassurance Company of America that Lincoln Memorial Life and Memorial Service Life are in exactly the same position with regards to cash flow obligations on the business ceded to Hannover
Life Reassurance Company of America as Lincoln Memorial Life and Memorial Service Life would have been with a continuation of the Reinsurance Agreement prior to this Amendment and prior to entering into the Hannover Life Reassurance Company of America reinsurance agreement.

The Effective Date of this Amendment is August 1, 2001.


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IN WITNESS WHEREOF, North America Life, Memorial Service Life and
Lincoln Memorial Life have caused this Amendment to be executed by their respective officers duly authorized to do so on this 1st day of August, 2001.
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NORTH AMERICA LIFE INSURANCE COMPANY OF TEXAS

By: /s/ Clifton Mitchell
   ------------------------------------------

Title: CEO
      ---------------------------------------

LINCOLN MEMORIAL LIFE INSURANCE COMPANY

By: /s/ Randall K. Sutton
   ------------------------------------------

Title: President
      ---------------------------------------

MEMORIAL SERVICE LIFE INSURANCE COMPANY

By: /s/ Randall K. Sutton
   ------------------------------------------

Title: President
      ---------------------------------------